Exhibit 1.1
International Lease Finance Corporation
Medium-Term Notes, Series Q
Due Nine Months or More
From Date of Issue
Supplement to the Amended and Restated Distribution Agreement
May 25, 2007
New York, New York

ABN AMRO Incorporated 55 East 52nd Street New York, New York 10055	Mitsubishi UFJ Securities International plc 6 Broadgate London EC2M 2AA

Barclays Capital Inc. 200 Park Avenue New York, New York 10166	Santander Investment Securities Inc. Debt Capital Markets 45 E. 53rd Street New York, New York 10022

Daiwa Securities America Inc. Financial Square 32 Old Slip New York, New York 10005-3538	SG Americas Securities, LLC 1221 Avenue of the Americas New York NY 10020

J.P. Morgan Securities Inc. 270 Park Avenue, 9th Floor New York, New York 10017	Wachovia Capital Markets, LLC 301 South College Street Charlotte, North Carolina 28288
Ladies & Gentlemen:
     Reference is made to the Amended and Restated Distribution Agreement, dated May 18, 2006 (the “Amended and Restated Distribution Agreement”), entered into by and among International Lease Finance Corporation, a California corporation (the “Company”) and the Agents referenced therein, with respect to the issuance and sale by the Company of up to an aggregate principal amount of $4,495,000,000 of Medium-Term Notes, Series Q due from nine months to 30 years from the date of issue. As of the date hereof, the Company confirms its agreement with each of you (together with your affiliates, individually, an “Agent” and collectively, the “Agents”), subject to the terms and conditions stated herein and in the Amended and Restated Distribution Agreement, to issue and sell an aggregate principal amount of $500,000,000 of the Series Q Medium-Term Notes (the “Notes”). The Notes will be issued under an indenture dated as of November 1, 2000, between the Company and The Bank of New York, as trustee, as amended.
     Unless otherwise provided in this Agreement, each of the provisions of the Amended and Restated Distribution Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. All references to Registration Statement herein mean the Form S-3 filed with the Securities and Exchange Commission on August 16, 2006 (registration number 333-136681), as amended on May 25, 2007. All references to Prospectus herein mean the Prospectus filed with the Securities and Exchange Commission on May 25, 2007 pursuant to Rule 424 under the Securities Act of 1933.
     Only with respect to the issuance of the Notes pursuant to this Agreement, and only to the extent the Amended and Restated Distribution Agreement is incorporated herein, the Company desires to amend the Amended and Restated Distribution Agreement as follows:
     SECTION 4. Agreements. Sections 4(k), 4(l) and 4(m) of the Amended and Restated Distribution Agreement are hereby deleted in their entirety.
     SECTION 5 Conditions to Obligations. The following provisions of Section 5 of the Amended and Restated Distribution Agreement shall be amended as follows:
          (a) The “lead in” to Section 5 is hereby amended by deleting the “lead in” in its entirety and substituting the following therefor:
               SECTION 5 Conditions to Obligations. Your obligations as Agents to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of May 29, 2007, and the accuracy of the representations and warranties on the part of the Company contained herein as of each Effective Date, as of each date of filing of any document incorporated by reference in the Registration Statement, as of the date any supplement to the prospectus is filed with the Commission, and as of each Settlement Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the satisfaction on May 29, 2007 of the following additional conditions:
          (c) Section 5(c) of the Amended and Restated Distribution Agreement is hereby deleted in its entirety.
          (d) Section 5(d) of the Amended and Restated Distribution Agreement is hereby amended by deleting the section in its entirety and substituting the following therefor:
               (d) The Company shall have furnished to you the opinion of O’Melveny & Myers LLP, special counsel for the Company, dated May 29, 2007, in the form previously agreed to by the Agents and the Company.
          (g) Section 5(g) of the Amended and Restated Distribution Agreement is hereby amended by deleting the section in its entirety.
          (h) Section 5(h) of the Amended and Restated Distribution Agreement is hereby amended by deleting the section in its entirety.
     SCHEDULE I. Schedule I to the Amended and Restated Distribution Agreement is hereby amended by deleting the schedule in its entirety and substituting the attached Schedule I therefor.
     Each of the Agents has authorized Barclays Capital Inc. as its attorney-in-fact to execute and deliver this Agreement on its behalf.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

Very truly yours, INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Name:	Alan H. Lund
Title:	Vice Chairman and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

ABN AMRO INCORPORATED		J.P. MORGAN SECURITIES INC.

By:	/s/ Louis DeCaro	By:	/s/ Maria Sramek

Name:	Louis DeCaro	Name:	Maria Sramek
Title:	Managing Director	Title:	Executive Director

BARCLAYS CAPITAL INC.		WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Pamela Kendall	By:	/s/ Jeremy Swinson

Name:	Pamela Kendall	Name:	Jeremy Swinson
Title:	Director	Title:	Director

SCHEDULE I
Registration Statement No. 333-136681
Amount of the Designated Notes: $500,000,000
Address for Notice to Agents:
ABN AMRO Incorporated
55 East 52nd Street
New York, New York 10055
Attn: Vinny Murray, Medium-Term Note Department
Telecopy number: (212) 409-5256
Telephone number: (212) 409-7553
Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Attn: MTN Trading
Telecopy number: (212) 412-6980
Telephone number: (212) 412-7305
Daiwa Securities America Inc.
Financial Square
32 Old Slip
New York, New York 10005-3538
J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York 10017
Attn: Transaction Execution Group
Telecopy number: (212) 834-6702
Telephone number: (212) 834-5710
Mitsubishi UFJ Securities International plc
6 Broadgate
London EC2M 2AA
Santander Investment Securities Inc.
Debt Capital Markets
45 E. 53rd Street
New York, New York 10022

SG Americas Securities, LLC
1221 Avenue of the Americas
New York NY 10020
Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288-0602
Attn: Timothy Reid
Telecopy number: (704) 383-9165
Telephone number: (704) 715-7397
Securities to be delivered by book-entry transfer.